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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of
Oasis Residential, Inc. on Form S-3 (File No. 333-     ) of our report dated
January 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Oasis Residential, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                        Coopers & Lybrand L.L.P.


San Francisco, California
March 6, 1997